EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 23, 1999, relating to the financial statements and the financial statement schedule, which appears in SBE, Inc's Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

San  Jose,  California
September  15,  2000